                              TELEMUNDO GROUP, INC.

                                       AND

                         BANK OF MONTREAL TRUST COMPANY

                                     TRUSTEE

                          ----------------------------

                              $___________________

                           ___% SENIOR NOTES DUE 2006

                          ----------------------------

                                    INDENTURE

                          DATED AS OF FEBRUARY __, 1996

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.01   Definitions. . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.02   Other Definitions. . . . . . . . . . . . . . . . . . . . .20
     Section 1.03   Incorporation by Reference of Trust Indenture Act. . . . .21
     Section 1.04   Rules of Construction. . . . . . . . . . . . . . . . . . .21

                                    ARTICLE 2

                                THE SENIOR NOTES

     Section 2.01   Form and Dating. . . . . . . . . . . . . . . . . . . . . .22
     Section 2.02   Execution and Authentication . . . . . . . . . . . . . . .22
     Section 2.03   Registrar and Paying Agent . . . . . . . . . . . . . . . .23
     Section 2.04   Paying Agent To Hold Money in Trust. . . . . . . . . . . .23
     Section 2.05   Holder Lists . . . . . . . . . . . . . . . . . . . . . . .24
     Section 2.06   Transfer and Exchange. . . . . . . . . . . . . . . . . . .24
     Section 2.07   Replacement Senior Notes . . . . . . . . . . . . . . . . .25
     Section 2.08   Outstanding Senior Notes . . . . . . . . . . . . . . . . .25
     Section 2.09   When Treasury Senior Notes Disregarded . . . . . . . . . .26
     Section 2.10   Temporary Senior Notes . . . . . . . . . . . . . . . . . .26
     Section 2.11   Cancellation . . . . . . . . . . . . . . . . . . . . . . .26
     Section 2.12   Defaulted Interest . . . . . . . . . . . . . . . . . . . .26
     Section 2.13   CUSIP Number . . . . . . . . . . . . . . . . . . . . . . .27
     Section 2.14   Global Securities. . . . . . . . . . . . . . . . . . . . .27

                                    ARTICLE 3

                                   REDEMPTION

     Section 3.01   Notice to Trustee. . . . . . . . . . . . . . . . . . . . .27
     Section 3.02   Selection of Senior Notes To Be Redeemed . . . . . . . . .28
     Section 3.03   Notice of Redemption . . . . . . . . . . . . . . . . . . .28
     Section 3.04   Effect of Notice of Redemption . . . . . . . . . . . . . .29
     Section 3.05   Deposit of Redemption Price. . . . . . . . . . . . . . . .29
     Section 3.06   Senior Notes Redeemed in Part. . . . . . . . . . . . . . .29


                                       (i)

                                    ARTICLE 4

                                    COVENANTS

     Section 4.01   Payment of Senior Notes. . . . . . . . . . . . . . . . . .30
     Section 4.02   Commission Reports . . . . . . . . . . . . . . . . . . . .30
     Section 4.03   Compliance Certificate . . . . . . . . . . . . . . . . . .30
     Section 4.04   Maintenance of Office or Agency. . . . . . . . . . . . . .31
     Section 4.05   Limitation on Additional Indebtedness. . . . . . . . . . .32
     Section 4.06   Limitation on Restricted Payments. . . . . . . . . . . . .32
     Section 4.07   Limitation on Liens. . . . . . . . . . . . . . . . . . . .34
     Section 4.08   Limitation on Transactions with Affiliates . . . . . . . .34
     Section 4.09   Dividend and Other Payment Restrictions Affecting
                    Restricted Subsidiaries. . . . . . . . . . . . . . . . . .35
     Section 4.10   Limitation on Certain Asset Sales. . . . . . . . . . . . .36
     Section 4.11   Limitation on Capital Stock of Restricted Subsidiaries . .39
     Section 4.12   Limitation on Restricted Subsidiary Debt and Preferred
                    Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .39
     Section 4.13   Limitation on Sale and Lease-Back Transactions . . . . . .41
     Section 4.14   Change of Control. . . . . . . . . . . . . . . . . . . . .41
     Section 4.15   Continued Existence. . . . . . . . . . . . . . . . . . . .44
     Section 4.16   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .44
     Section 4.17   Stay, Extension and Usury Laws . . . . . . . . . . . . . .44
     Section 4.18   Investment Company Act . . . . . . . . . . . . . . . . . .44
     Section 4.19   Appointments to Fill Vacancies in Trustee's Office . . . .44
     Section 4.20   Further Instruments and Acts . . . . . . . . . . . . . . .44

                                    ARTICLE 5

                                   SUCCESSORS

     Section 5.01   When the Company May Merge, Etc. . . . . . . . . . . . . .45
     Section 5.02   Successor Corporation Substituted. . . . . . . . . . . . .46
     Section 5.03   Purchase Option on Change of Control . . . . . . . . . . .46

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

     Section 6.01   Events of Default. . . . . . . . . . . . . . . . . . . . .46
     Section 6.02   Acceleration . . . . . . . . . . . . . . . . . . . . . . .48
     Section 6.03   Other Remedies . . . . . . . . . . . . . . . . . . . . . .48
     Section 6.04   Waiver of Past Defaults. . . . . . . . . . . . . . . . . .48
     Section 6.05   Control by Majority. . . . . . . . . . . . . . . . . . . .49
     Section 6.06   Limitation on Suits. . . . . . . . . . . . . . . . . . . .49
     Section 6.07   Rights of Holders To Receive Payment . . . . . . . . . . .49


                                      (ii)

     Section 6.08   Collection Suit by Trustee . . . . . . . . . . . . . . . .50
     Section 6.09   Trustee May File Proofs of Claim . . . . . . . . . . . . .50
     Section 6.10   Priorities . . . . . . . . . . . . . . . . . . . . . . . .50
     Section 6.11   Undertaking for Costs. . . . . . . . . . . . . . . . . . .51

                                    ARTICLE 7
                                   THE TRUSTEE

     Section 7.01   Duties of the Trustee. . . . . . . . . . . . . . . . . . .51
     Section 7.02   Rights of the Trustee. . . . . . . . . . . . . . . . . . .52
     Section 7.03   Individual Rights of the Trustee . . . . . . . . . . . . .53
     Section 7.04   Trustee's Disclaimer . . . . . . . . . . . . . . . . . . .53
     Section 7.05   Notice of Defaults . . . . . . . . . . . . . . . . . . . .53
     Section 7.06   Reports by the Trustee to Holders. . . . . . . . . . . . .54
     Section 7.07   Compensation and Indemnity . . . . . . . . . . . . . . . .54
     Section 7.08   Replacement of the Trustee . . . . . . . . . . . . . . . .55
     Section 7.09   Successor Trustee by Merger, Etc . . . . . . . . . . . . .56
     Section 7.10   Eligibility, Disqualification. . . . . . . . . . . . . . .56
     Section 7.11   Preferential Collection of Claims Against Company. . . . .56

                                    ARTICLE 8

                     SATISFACTION AND DISCHARGE OF INDENTURE

     Section 8.01   Termination of Company's Obligations . . . . . . . . . . .56
     Section 8.02   Application of Trust Money . . . . . . . . . . . . . . . .60
     Section 8.03   Repayment to Company . . . . . . . . . . . . . . . . . . .60
     Section 8.04   Reinstatement. . . . . . . . . . . . . . . . . . . . . . .61

                                    ARTICLE 9

                                   AMENDMENTS

     Section 9.01   Without the Consent of Holders . . . . . . . . . . . . . .61
     Section 9.02   With the Consent of Holders. . . . . . . . . . . . . . . .62
     Section 9.03   Compliance with the Trust Indenture Act. . . . . . . . . .63
     Section 9.04   Revocation and Effect of Consents. . . . . . . . . . . . .63
     Section 9.05   Notation on or Exchange of Senior Notes. . . . . . . . . .63
     Section 9.06   Trustee Protected. . . . . . . . . . . . . . . . . . . . .64


                                      (iii)

                                   ARTICLE 10

                               GENERAL PROVISIONS

     Section 10.01  Trust Indenture Act Controls . . . . . . . . . . . . . . .64
     Section 10.02  Notices. . . . . . . . . . . . . . . . . . . . . . . . . .64
     Section 10.03  Communication by Holders With Other Holders. . . . . . . .65
     Section 10.04  Certificate and Opinion as to Conditions Precedent . . . .65
     Section 10.05  Statements Required in Certificate or Opinion. . . . . . .65
     Section 10.06  Rules by Trustee and Agents. . . . . . . . . . . . . . . .66
     Section 10.07  Legal Holidays . . . . . . . . . . . . . . . . . . . . . .66
     Section 10.08  No Recourse Against Others . . . . . . . . . . . . . . . .66
     Section 10.09  Counterparts . . . . . . . . . . . . . . . . . . . . . . .67
     Section 10.10  Other Provisions . . . . . . . . . . . . . . . . . . . . .67
     Section 10.11  Governing Law. . . . . . . . . . . . . . . . . . . . . . .67
     Section 10.12  No Adverse Interpretation of Other Agreements. . . . . . .68
     Section 10.13  Successors . . . . . . . . . . . . . . . . . . . . . . . .68
     Section 10.14  Severability . . . . . . . . . . . . . . . . . . . . . . .68
     Section 10.15  Table of Contents, Headings, Etc . . . . . . . . . . . . .68


                                      (iv)

                             CROSS-REFERENCE TABLE *


TRUST INDENTURE ACT SECTION                                    INDENTURE SECTION
---------------------------                                    -----------------
Section 310  (a)(1). . . . . . . . . . . . . . . . . . . . . . . . . 7.10
             (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . 7.10
             (a)(3). . . . . . . . . . . . . . . . . . . . . . . . . N.A.
             (a)(4). . . . . . . . . . . . . . . . . . . . . . . . . N.A.
             (b) . . . . . . . . . . . . . . . . . . . .7.08, 7.10, 10.02
             (c) . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
Section 311  (a) . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
             (b) . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
             (c) . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
Section 312  (a) . . . . . . . . . . . . . . . . . . . . . . . . . . 2.05
             (b) . . . . . . . . . . . . . . . . . . . . . . . . . . 10.03
             (c) . . . . . . . . . . . . . . . . . . . . . . . . . . 10.03
Section 313  (a) . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06
             (b)(1). . . . . . . . . . . . . . . . . . . . . . . . . N.A.
             (b)(2). . . . . . . . . . . . . . . . . . . . . . . . . 7.06
             (c) . . . . . . . . . . . . . . . . . . . . . . .7.06, 10.02
             (d) . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06
Section 314  (a) . . . . . . . . . . . . . . . . . . . .4.02, 4.03, 10.02
             (b) . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
             (c)(1). . . . . . . . . . . . . . . . . . . . . . . . . 10.04
             (c)(2). . . . . . . . . . . . . . . . . . . . . . . . . 10.04
             (c)(3). . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
             (d) . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
             (e) . . . . . . . . . . . . . . . . . . . . . . . . . . 10.05
             (f) . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
Section 315  (a) . . . . . . . . . . . . . . . . . . . . . . . . . 7.01(b)
             (b) . . . . . . . . . . . . . . . . . . . . . . . 7.05, 10.02
             (c) . . . . . . . . . . . . . . . . . . . . . . . . . 7.01(a)
             (d) . . . . . . . . . . . . . . . . . . . . . . . . . 7.01(c)
             (e) . . . . . . . . . . . . . . . . . . . . . . . . . . 6.11
Section 316  (a)(last sentence). . . . . . . . . . . . . . . . . . . 2.09
             (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . 6.05
             (a)(2)(B) . . . . . . . . . . . . . . . . . . . . . . . 6.04
             (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . N.A.
             (b) . . . . . . . . . . . . . . . . . . . . . . . . . . 6.02
Section 317  (a)(1). . . . . . . . . . . . . . . . . . . . . . . . . 6.08
             (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . 6.09
             (b) . . . . . . . . . . . . . . . . . . . . . . . . . . 2.04
Section 318  (a) . . . . . . . . . . . . . . . . . . . . . . . . . . 10.01
             (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
             (c) . . . . . . . . . . . . . . . . . . . . . . . . . . 10.01
N.A. means not applicable


----------------

*This Cross-Reference Table is not part of the Indenture.


                                       (v)

THIS INDENTURE, dated as of February __, 1996, is between Telemundo Group, Inc., a Delaware corporation (the "Company"), and Bank of Montreal Trust Company, a New York banking corporation ("Trustee"). The Company has duly authorized the creation of its ____% Senior Notes due 2006 (the "Senior Notes") and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders from time to time of the Senior Notes.


                                    ARTICLE 1

                                   DEFINITIONS
        Section 1.01 DEFINITIONS.

       "ACCRETED VALUE" as of any date (the "specified date") means, with respect to each $1,000 face amount of Senior Notes, the following amount:


       (a) if the specified date is one of the following dates (each an "accrual date"), the amount set forth opposite such date below:

            SEMI-ANNUAL ACCRUAL DATE              ACCRETED VALUE
                                            $
                                            $
                                            $
                                            $
                                            $
                                            $
                                            $
                                            $

       (b) if the specified date occurs between two semi-annual accrual dates, the sum of (i) the accreted value for the semi-annual accrual date immediately preceding the specified date and (ii) an amount equal to the product of (A) the accreted value for the immediately following semi-annual accrual date less the accreted value for the immediately preceding semi-annual accrual date and (B) a fraction, the numerator of which is the number of days (not to exceed 180 days) from the immediately preceding semi-annual accrual date to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is 180.

          "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

          "ACQUISITION" means the closing of the transactions pursuant to that certain Agreement to Purchase NST Venture Interest and Capital Stock by and among The

Stockholders of Harriscope of Chicago, Inc. and National Subscription Television of Chicago, Inc. and Telemundo of Chicago, Inc. dated as of November 8, 1995, as amended or supplemented to the date hereof.

          "AFFILIATE" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. With respect to the Company, Affiliate will also include any Permitted Holder or its Affiliates so long as such Permitted Holder or its Affiliates own shares of the Capital Stock of the Company or would otherwise be an Affiliate.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "APOLLO" means collectively, Apollo Advisors, L.P., a Delaware limited partnership, Lion Advisors, L.P., a Delaware limited partnership, Apollo Investment Fund, L.P., a Delaware limited partnership, Apollo Investment Fund II, L.P., a Delaware limited partnership, or any investment fund, investment account or other entity whose investing manager, investment advisor or general partner, or any principal thereof, is any of the foregoing entities or individuals or any principal or Affiliate of any of them; provided, however, that no entity or individual shall be deemed within the definition of Apollo when that entity or individual ceases to be an Affiliate of any of the foregoing entities or individuals or an investment fund, investment account or other entity whose investing manager, investment advisor or general partner, or any principal thereof, is any of the foregoing entities or individuals or any principal or Affiliate of any of them.

          "ASSET SALE" means the sale, issuance, conveyance, transfer, lease, or other disposition (including without limitation, by way of merger, consolidation or Sale and Lease-Back transaction) (collectively, a "transfer"), directly or indirectly, in any single transaction or series of related transactions involving assets with a fair market value in excess of $1,000,000 (other than to the Company or any of its Restricted Subsidiaries) of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of any division or line of business of the Company or of any Restricted Subsidiary thereof, or (c) any other properties of the Company or any Restricted Subsidiary, other than in the ordinary course of business; provided that Asset Sales shall not include (i) transfers to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary; (ii) transfers governed by Section 5.01 of this Indenture; (iii) sales of Permitted Investments permitted under clause
(b) of the definition of "Permitted Investments;" and (iv) the sale, issuance, conveyance, transfer, lease, or other disposition of an Investment described in clause (c) of the definition of "Restricted Payment," provided that such Investment was permitted by the terms of this Indenture, unless such disposition constitutes the transfer of all of the Capital Stock of a Wholly-Owned Restricted Subsidiary.

          "ASSET SALE PROCEEDS" means, with respect to any Asset Sale, (a) cash received by the Company or any Restricted Subsidiary from such Asset Sale, after
(i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) payment of all brokerage commissions, underwriting, accounting, legal and other fees and expenses related to such Asset Sale, (iii) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (iv) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (b) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash, provided however that any Asset Sale Proceeds with respect to the assets of Telemundo News Network, Inc. shall be after deduction for amounts actually contributed to TeleNoticias del Mundo, L.P. by the Company.

          "ASSET SWAP" means an asset sale by the Company or any Restricted Subsidiary in exchange for properties or assets that will be used in the Primary Business of the Company and its Restricted Subsidiaries.

          "ATTRIBUTABLE INDEBTEDNESS" under this Indenture in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement (as determined by the Board of Directors) and (ii) the present value (discounted at the interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

          "AVAILABLE ASSET SALE PROCEEDS" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sales that have not been applied in accordance with clauses (a) or (b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (c), of the second paragraph of Section 4.10 of this Indenture.

          "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or security, the quotient obtained by dividing (a) the sum of the product of (i) the number of years from such date to the date of each successive scheduled principal or redemption payment of such Indebtedness or security multiplied by (ii) the amount of such principal or redemption payment by (b) the sum of all such principal or redemption payments.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

          "CAPITAL STOCK" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

          "CAPITALIZED LEASE OBLIGATIONS" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "CASH EQUIVALENTS" means (a) securities with maturities within 365 days of the date of acquisition, issued, fully guaranteed or insured by the United States Government or any agency thereof; (b) certificates of deposit, time deposits, overnight bank deposits, banker's acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments and having maturities of 270 days or less from the date of acquisition; and (d) money market accounts or funds with or issued by Qualified Issuers.

          A "CHANGE OF CONTROL" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 50% or more of the total voting or economic power of the Company's Common Stock, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by 66-2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company; or (iii) so long as $10,000,000 principal amount of Old Notes remains outstanding, any "change in control" occurs (as defined at such time) with respect to the Old Notes.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMMON STOCK" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "COMMON STOCK OFFERING" means a public offering by the Company of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock.

          "COMPANY" means the party named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis (including, but not limited to, Redeemable Dividends, whether paid or accrued, on Preferred Stock of a Subsidiary (as defined below in this Article 1), imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company).

          "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that (a) for any Person (the "other Person") in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with
GAAP) (i) Net Income of the other Person shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or its Subsidiary, and (ii) net loss related to the interest of the Company and its Subsidiaries in TeleNoticias del Mundo, L.P. shall be included in Net Income of the Company and its Subsidiaries only to the extent that such net loss is in excess of $10,000,000 and to the extent the Company or its Subsidiaries have contributed or contribute amounts to TeleNoticias del Mundo, L.P in an aggregate amount in excess of $10,000,000, (b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (d) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, (e) extraordinary, unusual and non-recurring gains and losses shall be excluded, and (f) all non-cash items increasing Consolidated Net income and not otherwise included in the definition of EBITDA shall be excluded.

          "CREDIT FACILITIES" means any credit facility or agreement (including the Loan and Security Agreement) with a bank or syndicate of banks or other financial institutions (including working capital or revolving credit facilities) including any related guarantees, collateral documents, instruments and agreements executed in connection therewith, as such agreements may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under this Indenture, "Credit Facilities" shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness thereunder or commitments to lend thereunder and have been made in compliance with Section 4.05 of this Indenture; PROVIDED that for purposes of the definition of "Permitted Indebtedness," no such increase may result in the principal amount of Indebtedness of the Company under the Credit Facilities exceeding the amount permitted by clause (a) of the definition of "Permitted Indebtedness."

          "CUMULATIVE CONSOLIDATED INTEREST EXPENSE" means with respect to any Person, as of any date of determination, Consolidated Interest Expense from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

          "CUMULATIVE EBITDA" means with respect to any Person, as of any date of determination, EBITDA from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values.

          "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default (as defined in Section 6.01 of this Indenture).

          "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Senior Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Company and (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Senior Notes.

          "EBITDA" means, for any Person, for any period for which it is to be determined, an amount equal to the sum of, without duplication, (a) Consolidated Net Income for such period, plus (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus (c) Consolidated Interest Expense for such period (including, for this purpose, Redeemable Dividends to the extent that such dividends were deducted in determining Net Income), plus (d) depreciation and amortization for such period on a consolidated basis, plus (e) non-cash charges for such period on a consolidated basis, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FAIR MARKET VALUE" or "fair value" means, with respect to any asset or property or Capital Stock, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed, willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

          "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

          "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

          "INDEBTEDNESS" means, with respect to any Person, at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (d) all obligations of such Person to pay the deferred and unpaid purchase price of property (excluding any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business, including, without limitation, any and all programming obligations), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto; (e) all obligations of such Person as lessee under Capitalized Lease Obligations and all Purchase Money Indebtedness; (f) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the principal amount of such Indebtedness;
(g) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; (h) to the extent not otherwise included in this definition, net obligations under Currency Agreements and Interest Rate Agreements; and (i) all Disqualified Capital Stock issued by such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; PROVIDED that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and for purposes of calculating the amount of the Senior Notes outstanding at any time, the amount shall be the Accreted Value thereof as of such time. A Guarantee of (or an obligation with respect to a letter of credit supporting) Indebtedness permitted by the terms of this Indenture will not constitute a separate incurrence of Indebtedness.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal, expert or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.

          "INTEREST RATE PROTECTION AGREEMENT" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party therein against fluctuations in interest rates.

          "INVESTMENTS" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude extensions of trade credit in the ordinary course of business, repurchases or redemptions of the Senior Notes by the Company, prepaid expenses (including television programming) arising in the ordinary course of business, endorsements for collection or deposit in the ordinary course of business, worker's compensation, utility, lease and similar deposits made in the ordinary course of business, and loans and advances to employees, other than officers and directors of the Company or any Restricted Subsidiary, made in the ordinary course of business.

          "ISSUE DATE" means the date the Senior Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

          "JOINT VENTURE AGREEMENT" means the Partnership Agreement of Video 44, dated as of November 8, 1995 by and among Essaness Theatres Corporation, Telemundo of Chicago, Inc. and Harriscope of Chicago, Inc., as in effect on the date of this Indenture, without regard to any amendments or supplements thereto.

          "LIEN" means with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "LOAN AND SECURITY AGREEMENT" means the Loan and Security Agreement by and between the Company, certain of its Subsidiaries and Foothill Capital Corporation dated December 30, 1994, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing, provided that any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or modifications do not increase the principal amount of the Indebtedness thereunder exceeding $20,000,000.

          "LOCAL MARKETING AGREEMENT" means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person (which, if not the Company, shall be a single-purpose entity which cannot conduct any other business operations but those which are to be purchased or managed pursuant to the following provisions): (a) obtains the right to sell at least a majority of the advertising inventory of a television station on behalf of a third party, (b) purchases at least a majority of the air time of a television station to exhibit programming and sell advertising time,
(c) manages the selling operations of a television station with respect to at least a majority of the advertising inventory of such station, (d) manages the acquisition of programming for a television station, (e) acts as a program consultant for a television station, or (f) manages the operation of a television station generally.

          "MATURITY" means the date on which the principal of a Senior Note becomes due and payable in full as provided therein or herein, whether at its Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "MOODY'S" means Moody's Investors Service, Inc.

          "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP

          "NET PROCEEDS" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

          "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any other executive officer, the Secretary and any Assistant Treasurer or any Assistant Secretary of the Company.

          "OFFICERS' CERTIFICATE" means a certificate signed by two officers, one of whom must be the principal executive officer, principal financial officer, the treasurer or principal accounting officer of the Company.

          "OLD NOTE INDENTURE" means the Indenture, dated as of December 30, 1994, between the Company and Bankers Trust Company, as Trustee, pursuant to which the Old Notes were issued, as amended or supplemented from time to time.

          "OLD NOTES" means the 10.25% Senior Notes due December 30, 2001 of the Company as such may be amended from time to time.

          "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee except to the extent otherwise indicated in this Indenture.

          "PERMITTED HOLDERS" means Apollo, TLMD, Bastion Capital Fund L.P or Hernandez Partners or any of their respective Affiliates.

          "PERMITTED INDEBTEDNESS" means, without duplication:

       (a)  Indebtedness of the Company or, to the extent permitted in clause
     (j) of Section 4.12 of this Indenture, any Restricted Subsidiary, evidenced by or arising under Credit Facilities, which taken together (without duplication) is in an aggregate principal amount at any one time not to exceed $75,000,000;

       (b) Indebtedness of the Company evidenced by or arising under the Senior Notes and this Indenture;

       (c) Indebtedness of the Company or any Restricted Subsidiary remaining outstanding immediately after the Issue Date after giving effect to the consummation of the transactions described in the Prospectus under "Use of Proceeds";

       (d) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements and Interest Rate Protection Agreements which are entered into for the purpose of protection against risk of currency or interest rate fluctuations affecting the Company or any of its Subsidiaries in its ordinary course of business or that are related to payment obligations of the Company or any of its Subsidiaries otherwise permitted under this Indenture;

       (e) unsecured Indebtedness of the Company owing to a Restricted Subsidiary of the Company which shall be evidenced by an intercompany promissory note that is subordinated in right of payment to the payment and performance of the Company's obligations under this Indenture and the Senior Notes and any subsequent issuance or transfer of Capital Stock of a Restricted Subsidiary of the Company (the "Creditor Subsidiary") that results in such Creditor Subsidiary ceasing to be a Restricted Subsidiary of the Company or any subsequent transfer of Indebtedness owing from the Company to such Creditor Subsidiary (other than a transfer to another Restricted Subsidiary of the Company) shall be deemed in each case to constitute the incurrence of Indebtedness by the Company to the extent of any such Indebtedness then outstanding;

       (f) Indebtedness of the Company incurred in connection with a repurchase of the Senior Notes pursuant to a Change of Control, in whole or in part, provided that the principal amount of such Indebtedness does not exceed 101% of the Accreted Value of the Senior Notes repurchased and the reasonable, customary expenses, fees and costs of the Company, and such Indebtedness (x) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Maturity of the Senior Notes, and (y) does not mature prior to the Stated Maturity of the Senior Notes;

       (g) Purchase Money Indebtedness and Capitalized Lease Obligations of the Company or, to the extent permitted pursuant to Section 4.12 of this Indenture, any Restricted Subsidiary, incurred in the ordinary course of business in a principal amount outstanding at the time of incurrence which does not in the aggregate exceed $15,000,000 at any time outstanding;

       (h) Indebtedness of the Company or any Restricted Subsidiary incurred or incurrable in respect of reimbursement obligations related to letters of credit, banker's acceptances or similar facilities entered into in the ordinary course of business;

       (i) Indebtedness of the Company and any Restricted Subsidiary in respect to bids, performance and surety bonds and obligations provided in the ordinary course of business and appeal bonds;

       (j) Acquired Indebtedness, provided that such Indebtedness was not incurred or issued as a result of, or in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary of the Company and immediately after giving effect to such Person becoming a Restricted Subsidiary of the Company (as if such Indebtedness was incurred and issued on the first day of the previous four fiscal quarters), the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.05 of this Indenture;

       (k) Indebtedness incurred by the Company in exchange for, or the proceeds of which are used to refinance Indebtedness incurred in compliance with the ratio set forth in the first paragraph of Section 4.05 of this Indenture and Indebtedness referred to in clauses (b) through (d) and (f) through (i) of this definition, provided that (i) such Indebtedness is in an aggregate principal amount not in excess of the aggregate principal amount then outstanding of the Indebtedness being refinanced, plus the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting payment provisions on such Indebtedness being refinanced, plus the reasonable, customary expenses, fees, and costs of the Company incurred in connection with such refinancing, (ii) such Indebtedness is scheduled to mature either (A) no earlier than the Indebtedness being refinanced or (B) after the Stated Maturity of the Senior Notes, and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, and (iv) such Indebtedness is ranked in right of payment to the Senior Notes no more favorably than the Indebtedness being refinanced is ranked in right of payment to the Senior Notes;

       (l) Indebtedness incurred or incurrable, to the extent permitted pursuant to Section 4.12 of this Indenture, by a Restricted Subsidiary under any Guarantee of any Restricted Subsidiary made in the ordinary course of business and not to exceed $10,000,000 at any one time outstanding;

       (m) Indebtedness incurred or incurrable by Telemundo of Chicago, Inc. and Harriscope of Chicago, Inc. pursuant to Section 3.5(a) of the Joint Venture Agreement;

       (n) Indebtedness of the Company not otherwise permitted to be incurred pursuant to this section, so long as the aggregate principal amount of all such Indebtedness does not exceed $25,000,000 at any one time outstanding;

       (o) Indebtedness of a Restricted Subsidiary for refinancing of certain Indebtedness as permitted under clause (i) of Section 4.12 of this Indenture;

       (p) Indebtedness of any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary issued to and held by the Company or a Wholly-Owned Restricted Subsidiary of the Company, provided that such Indebtedness or Preferred Stock is at all times held by the Company or a Wholly-Owned Restricted Subsidiary of the Company; and

       (q) Indebtedness, to the extent permitted pursuant to Section 4.12 of this Indenture, of any Restricted Subsidiary pursuant to a Local Marketing Agreement.

          "PERMITTED INVESTMENTS" means, for any Person, Investments made on or after the date of the Indenture consisting of:

       (a) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary:

       (b)  Temporary Cash Investments;

       (c)  Investments in Property used in the ordinary course of business;

       (d) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person (or in all or substantially all of the business or assets of such Person), if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company, (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof or (iii) such business or assets are owned by the Company or a Restricted Subsidiary;

       (e)  an Investment that is made by the Company or a Restricted
     Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to, or otherwise received by, the Company or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.10 of this Indenture;

       (f) Investments pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, which requires the Company to make such Investments;

       (g) Investments made after the Issue Date in the Primary Business of the Company not to exceed $25,000,000 at any one time outstanding;

       (h) Investments made after the Issue Date in majority-owned Subsidiaries of the Company in the Primary Business of the Company not to exceed $10,000,000 at any one time outstanding;

       (i) loans and reasonable advances to officers and directors of the Company or any of its Restricted Subsidiaries made in the ordinary course of business in an aggregate principal amount not exceeding $1,000,000;

       (j) Investments received in settlement of obligations incurred in the ordinary course of business owed to the Company or any Restricted Subsidiary (other than by the Company or any Subsidiary) and as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

       (k) Investments held by any Person on the date such Person becomes a Restricted Subsidiary and not in excess of 5% of the total fair market value of the assets of such Person being transferred in such acquisition; and

       (l) Investments in any Person with which the Company or any of the Restricted Subsidiaries has entered into, or has an agreement that, subject to consummation of such agreement, entitles the Company or any of its Restricted Subsidiaries to enter into, a Local Marketing Agreement and investments in any Person created by such a Local Marketing Agreement.

          "PERMITTED LIENS" means, without duplication:

       (a) Liens securing Indebtedness incurred under the Credit Facilities incurred in accordance with Section 4.05 of this Indenture;

       (b) Liens on property or assets of, or any shares of stock of or secured debt of, any Person or corporation existing at the time such Person or corporation becomes a Restricted Subsidiary of the Company or at the time such Person or corporation is merged into the Company or any of its Restricted Subsidiaries, provided that such Liens are not incurred in connection with, or in contemplation of, such Person or corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries;

       (c) Liens on Property existing at the time of acquisition of such Property, provided that such Liens are not incurred in connection with, or in contemplation of, such Property being acquired;

       (d)  Liens existing on the date of this Indenture;

       (e) Liens securing Capitalized Lease Obligations permitted to be incurred under Section 4.05 of this Indenture provided that such Lien does not extend to any property other than that subject to underlying lease;

       (f) charges or levies (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) that are not yet subject to penalties for non-payment or are being contested in good faith by appropriate proceedings and for which adequate reserves, if required, have been established or other provisions have been made in accordance with GAAP;

       (g) statutory mechanics', workmen's, materialmen's, operators', warehousemen's, repairmen's and bankers' liens, and similar Liens imposed by law and arising in the ordinary course of business for sums which are not overdue by more than 15 days or, if so overdue, are being contested in good faith by appropriate proceedings and for which adequate reserves, if required, have been established or other provisions have been made in accordance with GAAP;

       (h) minor imperfections of, or encumbrances on, title that do not impair the value of property for its intended use;

       (i) Liens (other than any Lien under the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

       (j) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

       (k) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or of any of its Subsidiaries;

       (l) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture, provided that (1) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund the cost (including the sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of the item of Property subject thereto and such Lien is created prior to, at the time of or within 365 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (2) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and (3) any such Lien shall not extend to or cover any Property other than such item of Property and any improvements on such item or proceeds thereof;

       (m) Liens in favor of the Company or any Wholly-Owned Subsidiary of the Company;

       (n) Liens arising from the rendering of a final judgment or order against the Company or any Subsidiary of the Company that does not give rise to an Event of Default and that do not interfere with the ordinary course of the Company and its Subsidiaries;

       (o) Liens securing reimbursement obligations with respect to letters of credit incurred in accordance with this Indenture that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

       (p) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Agreements and Currency Agreements constituting Indebtedness permitted to be incurred pursuant to
     Section 4.05 of this Indenture pursuant to clause (d) of the definition of "Permitted Indebtedness";

       (q) Liens securing Permitted Indebtedness incurred in accordance with subsection (j) of the definition of "Permitted Indebtedness";

       (r) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $250,000 in the aggregate at any one time outstanding;

       (s) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (b) through (r), provided that such Liens do not extend to any other property or assets and the principal amount of the debt secured by such Liens is not increased;

       (t) Liens with respect to any license of intellectual property entered into in the ordinary course of business (including programing agreements); and

       (u) Liens in connection with Local Marketing Agreements related to the Primary Business.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

          "PLAN OF LIQUIDATION" means a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than as an entirety or substantially as an entirety and
(b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the Company to holders of Capital Stock of the Company.

          "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

          "PRIMARY BUSINESS" means the ownership and operation of television stations and networks and production facilities and the creation, production, development and distribution of products for television.

          "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

          "PROSPECTUS" means the Company's final prospectus dated February __, 1996 in respect of the public offering of the Senior Notes.

          "PURCHASE MONEY INDEBTEDNESS" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

          "QUALIFIED ISSUER" means any commercial bank having capital, surplus and undivided profits totaling in excess of $100,000,000 and the outstanding short-term debt securities of which are rated at least A-2 by S&P or at least P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency if both the two named rating agencies cease publishing ratings of investments.

          "REDEEMABLE DIVIDEND" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

          "REDEMPTION DATE" when used with respect to any of the Senior Notes to be redeemed, means the date fixed by the Company for such redemption pursuant to this Indenture and the Senior Notes.

          "REDEMPTION PRICE" when used with respect to any of the Senior Notes to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Senior Notes.

          "RESTRICTED PAYMENT" means, without duplication, any of the following:
(a) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (b) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company, excluding Disqualified Capital Stock), (c) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (d) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the fair market value of such Subsidiary utilizing standard valuation methodologies and approved by the Board of Directors and (e) forgiveness of any Indebtedness (other than Indebtedness of a Wholly-Owned Restricted Subsidiary) of an Affiliate of the Company to the Company or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value determined as conclusively determined by the Company's Board of Directors in good faith.

          "RESTRICTED SUBSIDIARY" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date, including but not limited to Telemundo of Chicago, Inc. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
Section 4.05 of this Indenture.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

          "SALE AND LEASE-BACK TRANSACTION" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SENIOR INDEBTEDNESS" means any Indebtedness of the Company that ranks PARI PASSU in right of payment with the Senior Notes.

          "SENIOR NOTES" means the Senior Notes issued under this Indenture.

          "STATED MATURITY" means, with respect to any security or Indebtedness, the date specified therein as the fixed date on which any principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase thereof at the option of the holder thereof).

          "SUBSIDIARY" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (a) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (b) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

          "TEMPORARY CASH INVESTMENTS" means (a) Investments in marketable, direct obligations issued, guaranteed or insured by the United States of America, or of any governmental agency thereof and backed by the full faith and credit of the United States, in each case maturing within 365 days of the date of acquisition thereof; (b) Investments in certificates of deposit or Eurodollar deposits, demand deposits, time deposits, overnight bank deposits, and banker's acceptances offered by a Qualified Issuer, maturing within 365 days of the date of acquisition thereof; (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) repurchase obligations with a term of not more than seven (7) days for underlying securities of the type described in clause (a) above entered into with any Qualified Issuer; (e) deposits available for withdrawal on demand with a Qualified Issuer; (f) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (a), (b) and (c); and (g) foreign equivalents of the Investments described in clauses (a), (b) and (e) above, provided that such foreign equivalents shall be permitted by the Company or a Restricted Subsidiary only to the extent that such Person holds such foreign equivalents in the ordinary course of its business and in the currency of the country where such Person conducts its business.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of execution of this Indenture, except as provided in Section 9.03 of this Indenture.

          "TLMD" means TLMD Partners II, L.L.C., a Delaware limited liability company, and its Affiliates, members (including voting committee members), investing managers and investment advisors, or any investment fund, investment account or other entity whose investing manager, investment advisor or general partner, or any principal thereof, is any of the foregoing entities or individuals or any principal or Affiliate of any of them; provided, however, that no entity or individual shall be deemed within the definition of TLMD when that entity or individual ceases to be an Affiliate of any of the foregoing entities or individuals or an investment fund, investment account or other entity whose investing manager, investment advisor or general partner, or any principal thereof, is any of the foregoing entities or individuals or any principal or Affiliate of any of them.

          "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

          "TRUST OFFICER" means any officer within the Corporate Trust Department (or any successor department) of the Trustee, including any vice president, assistant vice president or assistant secretary; any other officer of the Trustee customarily performing functions similar to those performed by any officer of the Corporate Trust Department; and any other officer of the Trustee to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

          "UNRESTRICTED SUBSIDIARY" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company, provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with Section 4.06 of this Indenture. The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

          "WHOLLY-OWNED SUBSIDIARY" or "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.


          Section 1.02   OTHER DEFINITIONS.

                                                                 Defined in
Term                                                              Section
----                                                             ----------

     "Affiliate Transaction" . . . . . . . . . . . . . . . .        4.08
     "Asset Sale Trigger Date" . . . . . . . . . . . . . . .        4.10
     "Bankruptcy Law". . . . . . . . . . . . . . . . . . . .        6.01
     "Business Day". . . . . . . . . . . . . . . . . . . . .       10.07
     "Change of Control Offer" . . . . . . . . . . . . . . .        4.14
     "Change of Control Payment Date". . . . . . . . . . . .        4.14
     "Change of Control Purchase Price"  . . . . . . . . . .        4.14

    "Custodian" . . . . . . . . . . . . . . . . . . . . . .        6.01
    "Event of Default". . . . . . . . . . . . . . . . . . .        6.01
    "Excess Proceeds Offer" . . . . . . . . . . . . . . . .        4.10
    "Excess Proceeds Offer Payment Date". . . . . . . . . .        4.10
    "Excess Proceeds Offer Termination Date". . . . . . . .        4.10
    "Legal Holiday" . . . . . . . . . . . . . . . . . . . .       10.07
    "New York Office" . . . . . . . . . . . . . . . . . . .        2.03
    "Paying Agent". . . . . . . . . . . . . . . . . . . . .        2.03
    "Registrar".  . . . . . . . . . . . . . . . . . . . . .        2.03
    "United States Government Obligations". . . . . . . . .        8.01


          Section 1.03   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Commission;

          "indenture securities" means the Senior Notes;

          "indenture security holder" means a holder of a Senior Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Senior Notes means the Company or any other obligor on the Senior Notes.

          All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

          Section 1.04   RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (a)   a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)   "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular;

          (e)   the male, female and neuter genders include one another;

          (f)   provisions apply to successive events and transactions; and

          (g) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.


                                    ARTICLE 2

                                THE SENIOR NOTES

          Section 2.01   FORM AND DATING.

          The Senior Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Senior Note shall be dated the date of its authentication. The terms of the Senior Notes set forth in Exhibit A are part of the terms of this Indenture.

          Section 2.02   EXECUTION AND AUTHENTICATION.

          Two Officers shall sign the Senior Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Senior Notes.

          If an Officer whose signature is on a Senior Note no longer holds that office at the time the Senior Note is authenticated, the Senior Note shall nevertheless be valid.

          A Senior Note shall not be valid until an authorized signatory of the Trustee manually signs the Certificate of Authentication on the Senior Note. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

          Upon a written order of the Company signed by two Officers of the Company, the Trustee shall authenticate and deliver Senior Notes for original issue up to the aggregate principal amount of $_________________. Such order shall specify the amount of the Senior Notes to be authenticated and the date on which the original issue of Senior Notes is to be authenticated and shall further provide instructions concerning registration, amounts for each

Holder and delivery. The aggregate principal amount of Senior Notes outstanding at any time may not exceed that amount except as provided in Section 2.07 of this Indenture.

          The Senior Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent for service of notices and demands.

          Section 2.03   REGISTRAR AND PAYING AGENT.

          The Company shall maintain or cause to be maintained in the Borough of Manhattan, New York, New York (the "New York Office"), and in such other locations as it shall determine, an office or agency: (a) where Senior Notes may be presented for registration of transfer or for exchange (the "Registrar"); (b) where Senior Notes may be presented for payment (the "Paying Agent"); and (c) where notices and demand to or upon the Company in respect of Senior Notes and this Indenture may be served by the holders of Senior Notes. The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture and the terms of the TIA that relate to such Agent. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar, except that for purposes of Articles 3 and 8 and Sections 4.10 and 4.14 of this Indenture, neither the Company nor any of its Subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such, and the Trustee shall initially act as such. The Trustee shall cause the New York Office to be maintained as long as it acts as Registrar or Paying Agent.

          Section 2.04   PAYING AGENT TO HOLD MONEY IN TRUST.

          On or prior to each due date of the principal and interest on any Senior Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the Paying Agent will hold in trust for the benefit of holders of Senior Notes or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Senior Notes, and will notify the Trustee of any default by the Company in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders of Senior Notes all money held by it as Paying Agent.

          Section 2.05   HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Senior Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of Senior Notes.

          Section 2.06   TRANSFER AND EXCHANGE.

          The Senior Notes shall be issued in registered form and shall be transferable only upon surrender of a Senior Note for registration of transfer. When a Senior Note is presented to the Registrar or a co-registrar with a request to register a transfer or to exchange it for an equal principal amount of Senior Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Senior Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the holder or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Senior Notes at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06 (other than any such transfer, tax assessment or other governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or
9.05 of this Indenture, which the Company shall pay).

          The Company shall not be required (a) to issue, register the transfer of or exchange Senior Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Notes for redemption under
Section 3.02 of this Indenture and ending at the close of business on the day of selection, (b) to register the transfer of or exchange any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part, (c) to register the transfer of or exchange of any Senior Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase pursuant to Section 4.10 or Section 4.14 of this Indenture and ending at the close of business on the day of such mailing; or (d) to register the transfer of or exchange of any Senior Note 15 days before an Interest Payment Date.

          Prior to the due presentation for registration of transfer of any Senior Note, the Company, the Trustee, and each Agent may deem and treat the person in whose name a Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of and interest on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note is overdue, and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

          All Senior Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Senior Notes surrendered upon such transfer or exchange.

          Section 2.07   REPLACEMENT SENIOR NOTES.

          If a mutilated Senior Note is surrendered to the Trustee or the Registrar or a holder of a Senior Note submits an affidavit or other evidence satisfactory to the Registrar and the Company that the Senior Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Senior Note if the Trustee's requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Senior Note, the holder of Senior Note must provide an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer if the Senior Note is replaced. The Company and the Trustee may charge the relevant holder for their expenses in replacing any Senior Note.

          Every replacement Senior Note is an additional obligation of the Company.

          Section 2.08   OUTSTANDING SENIOR NOTES.

          The Senior Notes outstanding at any time are all the Senior Notes properly authenticated by the Trustee except for those cancelled by the Trustee, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

          If a Senior Note is replaced pursuant to Section 2.07 of this Indenture, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Senior Note is held by a bona fide purchaser.

          If Senior Notes are considered paid under Section 4.01 of this Indenture, they cease to be outstanding and interest on them ceases to accrue.

          A Senior Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Note.

          Section 2.09   WHEN TREASURY SENIOR NOTES DISREGARDED.

          In determining whether the holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent or any amendment, modification or other change to the Indenture, Senior Notes owned by the Company or by an Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to the Indenture, only Senior Notes which the Trustee knows are so owned shall be so disregarded. Senior Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Senior Notes and that the pledgee is not the Company or an Affiliate of the Company.

          Section 2.10   TEMPORARY SENIOR NOTES.

          Until definitive Senior Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Company considers appropriate for temporary Senior Notes. If temporary senior Notes are issued, the Company will cause definitive Senior Notes to be prepared without unreasonable delay. After the preparation of definitive Senior Notes, the temporary Senior Notes shall be exchangeable for definitive Senior Notes upon surrender of the temporary Senior Notes at any office or agency of the Company designated pursuant to Section 2.03 of this Indenture without charge to the holder. Upon surrender for cancellation of any one or more temporary Senior Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Senior Notes of authorized denominations. Until so exchanged, the temporary Senior Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Senior Notes.

          Section 2.11   CANCELLATION.

          The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. All cancelled Senior Notes held by the Trustee shall be disposed of in accordance with the Trustee's standard procedures, unless the Company directs the Trustee to deliver cancelled Senior Notes to the Company. The Company may not issue new Senior Notes to replace Senior Notes that it has paid or that have been delivered to the Trustee for cancellation.

          Section 2.12   DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Senior Notes, the Company shall pay such defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay such defaulted interest, plus any such interest payable on it, to the persons who are holders on a subsequent special record date. The Company shall fix any such defaulted special record date and special payment date to the reasonable satisfaction of the Trustee. At least 15 days before any such record date, the Company shall mail to holders of Senior Notes a notice that states the record date, payment date and amount of such defaulted interest to be paid.

          Section 2.13   CUSIP NUMBER.

          The Company in issuing the Senior Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to holders of Senior Notes; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

          Section 2.14   GLOBAL SECURITIES.

          The Company may issue some or all of the Senior Notes in temporary or permanent global form. The Company may issue a global Senior Note only to a depository or the nominee of such depository and be delivered to the Trustee as custodian for such depository. A depository may transfer a global Senior Note only to its nominee or to a successor depository. A global Senior Note shall represent the amount of Senior Notes specified in the global Senior Note. A global Senior Note may have variations that the depository requires or that the Company considers appropriate for such a security.

          Transfers of the global Senior Note shall be limited to transfers of such global Senior Note in whole, but not in part, to the depository, its successors or their respective nominees. Interests of beneficial owners in the global Senior Note may be transferred in accordance with the rules and procedures of the depository. The Company will issue Senior Notes in definitive form in exchange for the global Senior Notes if (1) the depository notifies the Company that it is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, (2) an Event of Default has occurred and is continuing and the Trustee or other registrar has received a request from the depository to issue Senior Notes in definitive form in lieu of all or a portion of the global Senior Note (in which case the Company shall deliver Senior Notes within 30 days of such request) or (c) the Company determines not to have the Senior Notes represented by a global Senior Note.

          In connection with any transfer of a portion of the beneficial interest in the global Senior Note to beneficial owners pursuant to this
Section 2.14, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the global Senior Notes in an amount equal to the principal amount of the beneficial interest in the global
Senior Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Senior Notes in definitive form of like tenor and amounts.

          In connection with the transfer of the entire global Senior Note to beneficial owners pursuant to this Section, the global Senior Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the depository, in exchange for its beneficial interest in the global Senior Note, an equal aggregate principal amount of definitive Senior Notes of authorized denominations.

          Beneficial owners of a global Senior Note are subject to the rules of the depository as in effect from time to time.

          The Company, the Trustee and the Agents shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.

                                    ARTICLE 3

                                   REDEMPTION

          Section 3.01   NOTICE TO TRUSTEE.

          If the Company elects to redeem Senior Notes pursuant to paragraph 5 of the Senior Notes, it shall notify the Trustee at least 15 days before notice of the Redemption Date is to be mailed to holders of the Senior Notes, in writing of the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee). Such notice shall be accompanied by an Officers' Certificate that the Company has elected to redeem Senior Notes pursuant to paragraph 5(a) or 5(b) of the Senior Notes, as the case may be, the date notice of redemption is to be mailed to holders of the Senior Notes, the Redemption Date, the aggregate principal amount of the Senior Notes to be redeemed, the Redemption Price for such Senior Notes, the amount of accrued and unpaid interest on such Senior Notes as of the Redemption Date and the manner in which Senior Notes are to be selected for redemption if less than all outstanding Senior Notes are to be redeemed and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

          The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption.

          Section 3.02   SELECTION OF SENIOR NOTES TO BE REDEEMED.

          If less than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes to be redeemed by lot or by any other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from Senior Notes outstanding not previously called for redemption. The Trustee may select for redemption a portion of the principal of Senior Notes that have denominations larger than $1,000. Senior Notes and portions thereof selected by the Trustee will be redeemed in the amount of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption. The Trustee shall notify the Company promptly of the Senior Notes or portions of Senior Notes to be called for redemption.

          Section 3.03   NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption to each holder whose Senior Notes are to be redeemed.

          The notice shall identify the Senior Notes to be redeemed and shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the Redemption Date, upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion will be issued;

          (d)  the name and address of the Paying Agent;

          (e) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (f) that interest on Senior Notes called for redemption and for which funds have been set apart for payment, ceases to accrue on and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture);

          (g) the paragraph of the Senior Notes and the section of this Indenture pursuant to which the Senior Notes are being redeemed; and

          (h) the aggregate principal amount of Senior Notes that are being redeemed.

          At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03.

          Section 3.04   EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed, Senior Notes called for redemption become due and payable on the Redemption Date at the Redemption Price set forth in the notice, plus accrued and unpaid interest. Upon surrender to the Trustee or the Paying Agent, such Senior Notes shall be paid at the Redemption Price stated in the notice, plus accrued and unpaid interest to the Redemption Date, provided that if the Redemption Date is subsequent to a record date with respect to any interest payment date specified in the Senior Notes and on or prior to such interest payment date, then any accrued and unpaid interest will be paid to the Person in whose name the Senior Note is registered at the close of business on such record date. Failure to give notice or any defect in the notice to any holder of Senior Notes shall not affect the validity of the notice to any other holder.

          Section 3.05   DEPOSIT OF REDEMPTION PRICE.

          On or prior to the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Senior Notes to be redeemed on that date (other than Senior Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

          Section 3.06   SENIOR NOTES REDEEMED IN PART.

          Upon surrender of a Senior Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the holder of a Senior Note at the expense of the

Company a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered.


                                    ARTICLE 4

                                    COVENANTS

          Section 4.01   PAYMENT OF SENIOR NOTES.

          The Company shall promptly pay the principal of and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes and in this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent holds as of 1:00 p.m. Eastern Time on that date money designated for and sufficient to pay all principal and interest then due.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (a) overdue principal, at the rate borne by Senior Notes, compounded semiannually; and (b) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually, to the extent lawful.

          Section 4.02   COMMISSION REPORTS.

          So long as any Senior Note is outstanding, the Company shall file with the Commission and, within 15 days after it files them with the Commission, file with the Trustee and mail or promptly cause the Trustee to mail to the holders of the Senior Notes at their addresses as set forth in the register of the Senior Notes, copies of the periodic reports and of the information, documents and other reports (without exhibits, unless requested in writing by any such holder) which the Company is required to file with Commission pursuant to
Section 13 or 15(d) of the Exchange Act or which the Company would be required to file with the Commission if the Company then had a class of securities registered under the Exchange Act. In addition, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished to its stockholders generally to be filed with the Trustee, no later than the date such materials are mailed or made available to the Company's stockholders, and thereafter mailed promptly to the holders of Senior Notes at their addresses as set forth in the register of Senior Notes. The Company shall also comply with the other provisions of TIA Section 314(a).

          Section 4.03   COMPLIANCE CERTIFICATE.

          The Company shall deliver to the Trustee, within 60 days after the end of the first three fiscal quarters and within 105 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal period has been made under the supervision of the signing Officers with a view to determining whether the Company has fully performed its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms and conditions hereof (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and the status of each), and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Senior Notes are prohibited.

          The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and the status of each.

          So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, at the time the Officers' Certificate described in the second preceding paragraph is filed with respect to any fiscal year end of the Company, the Company also shall file with the Trustee a letter or statement of the independent accountants who shall have certified the financial statements of the Company for its preceding fiscal year in connection with the annual report of the Company to its stockholders for such year to the effect that, in making the examination necessary for certification of such financial statements, nothing came to their attention that would lead them to believe that the Company has violated any of the terms or conditions contained in Sections 4.05, 4.06 and 4.12 of this Indenture, which Default remains uncured at the date of such letter or statement or, if they shall have obtained knowledge of any such uncured Default, specifying in such letter or statement such Default or Defaults and the nature thereof, it being understood that such accountants shall not be liable directly or indirectly for failure to obtain knowledge of any such Default or Defaults and that their examination was not directed primarily toward obtaining knowledge of such noncompliance.

          Section 4.04   MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain or cause to be maintained the office or agency required under Section 2.03 of this Indenture. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain or cause to be maintained a New York Office for such purpose.

          Section 4.05   LIMITATION ON ADDITIONAL INDEBTEDNESS.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness
(including Acquired Indebtedness) unless (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the total Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis, to the Company's EBITDA (determined on a pro forma basis for the preceding four full fiscal quarters of the Company for which financial statements are available at the date of determination) is less than 7.0 to 1 if the Indebtedness is incurred prior to eighteen months from the Issue Date and 6.5 to 1 if the Indebtedness is incurred thereafter, determined by giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four fiscal quarters; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four full fiscal quarters (and all Indebtedness incurred and the receipt and application of proceeds thereof and all Indebtedness repaid or retired since the end of the most recently completed fiscal quarter of the Company for which a balance sheet is available preceding the date of determination) as if such incurrence (and, if applicable, the application of proceeds), repayment and retirement occurred at the beginning of such four fiscal quarters; (iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such four fiscal quarters; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four fiscal quarters, assuming such acquisition, disposition or repayment had been consummated on the first day of such four fiscal quarters, and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

          Notwithstanding the foregoing, the Company and any of its Restricted Subsidiaries, may incur Permitted Indebtedness, as specified, provided, that the Company will not incur any Permitted Indebtedness that ranks junior in right of payment to the Senior Notes that has a maturity or mandatory sinking fund payment prior to the Stated Maturity of the Senior Notes.

          Section 4.06   LIMITATION ON RESTRICTED PAYMENTS.

          The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the first paragraph of Section 4.05 of this Indenture; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 100% of the Company's Cumulative EBITDA minus 1.4 times the Company's Cumulative Consolidated Interest Expense, (2) 100% of the aggregate Net Proceeds in cash (including cash Net Proceeds received upon the conversion of noncash proceeds) from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be, and (3) an amount equal to the net reduction in Investments, subsequent to the Issue Date, in any Person resulting from payments of interest on debt, dividends, repayments of loans or advances, return of capital, or other transfers of property (but only to the extent such distributions are not included in the calculation of Consolidated Net Income), in each case, to the Company or any Restricted Subsidiary from any Person, not to exceed in the case of any Person, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person and which was treated as a Restricted Payment.

          The provisions of this Section 4.06 shall not prohibit: (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company held by present or former officers, directors or employees (or their estates or beneficiaries under their estates) and which payments, in the aggregate to all such Persons do not exceed $4,000,000; (iii) so long as no Default or Event of Default shall have occurred and be continuing, the acquisition, redemption or retirement of any shares of Capital Stock of the Company or a Restricted Subsidiary or by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock) of the Company, provided that the proceeds of any sale of Capital Stock shall not increase the amount available for Restricted Payments; or (iv) distributions by Video 44, an Illinois general partnership, to a minority partner (other than a Restricted Subsidiary) pursuant to the Joint Venture Agreement. The amounts expended to purchase, redeem, retire or acquire, convert or exchange or make distributions on Capital Stock as set forth in the immediately preceding clauses
(ii), (iii) and (iv) (other than distributions funded by capital contributions of Telemundo of Chicago, Inc. or Harriscope of Chicago, Inc. pursuant to Section 3.5(a) of the Joint Venture Agreement) shall be excluded from the calculation of the amount available for Restricted Payments under the previous paragraph. No payments made or paid pursuant to clause (c) of the previous paragraph shall be counted for purposes of calculating the amounts utilized for Restricted Payments pursuant to clause (i) of this paragraph to the extent that such amount was already counted for such purpose.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.06 were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payment.

          Section 4.07   LIMITATION ON LIENS.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens and Liens created by Section 7.07 of this Indenture) upon any property or asset of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is PARI PASSU with the Senior Notes, then the Senior Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Senior Notes, then the Senior Notes are secured prior to the obligations so secured, and such Lien shall be subordinated to the Lien granted to the holders of the Senior Notes to the same extent as such subordinated Indebtedness is subordinated to the Senior Notes until such time as such obligation is no longer secured by a Lien.

          Section 4.08   LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or rendering of any services) with or for the benefit of any Affiliate (other than the Company or a Wholly-Owned Restricted Subsidiary or a majority-owned Restricted Subsidiary (so long as no minority interest is owned by an entity which is otherwise an Affiliate) and including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. With respect to any Affiliate Transaction involving an amount or having a value in excess of $5,000,000, the Company must obtain a resolution of the Board of Directors (including a majority of the disinterested directors) certifying that, in their good faith judgment, such Affiliate Transaction complies with the preceding sentence and with respect to any Affiliate Transaction involving an amount or having a value in excess of $10,000,000, such certificate shall be accompanied by a written opinion from an Independent Financial Advisor that the transaction is fair from a financial point of view to the Company or such Restricted

Subsidiary. A certificate evidencing such resolution shall be delivered to the Trustee within five Business Days after the consummation of such Affiliate Transaction.

          The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by Section 4.06 of this Indenture; or (ii) any transaction, approved by the Board of Directors of the Company, with an officer or director of the Company or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company.

          Section 4.09 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to the Company or any other Restricted Subsidiary, or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

          (i) any agreement existing on the Issue Date, including the Loan and Security Agreement, this Indenture and the Old Note Indenture (if Old Notes are still outstanding), as in effect on the Issue Date;

          (ii) any agreement governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in anticipation of such acquisition), provided that such restriction does not extend to or cover any Person, or the properties or assets of any Person, other than the Person so acquired;

          (iii) agreements relating to an acquisition of Property, provided that such encumbrances or restrictions relate solely to the Property so acquired;

          (iv) agreements relating to Indebtedness incurred to refinance Indebtedness set forth in preceding clauses (i)-(iii) and which Indebtedness incurred to refinance Indebtedness set forth in preceding clause (i)-(iii) is refinancing Indebtedness permitted under Sections 4.05 and 4.12 of this Indenture, provided that the encumbrances or restrictions contained in the agreements governing such permitted refinancing are no more restrictive in the aggregate than such encumbrances or restrictions contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing and do not extend to or cover any other Person or the property of any other

Person other than the Person in respect of whom such encumbrance or restriction relating to the Indebtedness being refinanced applied;

          (v)    applicable law;

          (vi) customary non-assignment provisions in leases and any license of intellectual property entered into in the ordinary course of business (including programming agreements) and Local Marketing Agreements;

          (vii) agreements for the sale of any assets of any Restricted Subsidiary, provided that such restriction is only applicable to the assets to be sold by such Restricted Subsidiary;

          (viii) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes restrictions on the Property so acquired and any improvements on such Property; and

          (ix) Capitalized Lease Obligations that are otherwise permitted hereunder, provided that such encumbrance or restriction does not extend to any Property other than that subject to the underlying lease.

          Section 4.10   LIMITATION ON CERTAIN ASSET SALES.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value (as conclusively evidenced by an Officers' Certificate for amounts up to $5,000,000 and by a resolution of the Company's Board of Directors set forth in an Officers' Certificate and delivered to the Trustee for amounts in excess of $5,000,000) of the assets sold or otherwise disposed of, and (b)(i) at least 75% of the consideration therefor received by the Company or its Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents, or
(ii) the consideration therefor received by the Company or such Restricted Subsidiary in an Asset Swap is determined by an Independent Financial Advisor to be substantially comparable in type to the asset being sold; provided that any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Notes) that are assumed by the transferee of any such assets shall be deemed to be Cash Equivalents (to the extent of the lesser of the Fair Market Value or book value of such liabilities); and provided further that any Asset Sale with respect to the stock or assets of Telemundo News Network, Inc. shall not be subject to clause (b)(i) of this paragraph.

          The Company or any Restricted Subsidiary, as the case may be, may cause the Asset Sale Proceeds from such Asset Sale to be applied (a) to the extent the Company elects, or is required, to prepay, repay or purchase debt under any then existing Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary within 360 days following the receipt of the Asset Sale Proceeds from any Asset Sale; (b) to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets acquired by the Company or any Restricted Subsidiary (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or Property of another Person) used or useful in businesses similar or related to the business of the Company or Restricted Subsidiary as conducted at the time of such Asset Sale, and the Asset Sale Proceeds are applied within 360 days following the receipt of such Asset Sale Proceeds (the "Asset Sale Trigger Date"); and (c) if on the Asset Sale Trigger Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10,000,000, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Senior Notes, at a purchase price in cash equal to 100% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Senior Notes and use such amount for general corporate purposes. Upon completion of an Excess Proceeds Offer, the amount of Available Asset Sale Proceeds shall be reset to zero.

          Notice of each Excess Proceeds Offer shall be mailed to the holders of the Senior Notes at the addresses shown on the register of holders maintained by the Registrar with a copy to the Trustee and the Paying Agent, within 30 days following the applicable Asset Sale Trigger Date, and shall comply with each of the procedures for notice set forth below. Each Excess Proceeds Offer shall remain open until a specified date (the "Excess Proceeds Offer Termination Date") which is at least 20 Business Days from the date such Excess Proceeds Offer is mailed. During the period specified in the Excess Proceeds Offer, holders of Senior Notes may elect to tender their Senior Notes in whole or in part in integral multiples of $1,000 in exchange for cash. Payment shall be made by the Company (or applicable Subsidiary) in respect of Senior Notes properly tendered pursuant to this Section 4.10 on a specified Business Day (the "Excess Proceeds Offer Payment Date") which shall be no earlier than three Business Days after the Excess Proceeds Offer Termination Date and not earlier than 30 days and not later than 60 days from the date the Excess Proceeds Offer is mailed. To the extent holders of Senior Notes properly tender Senior Notes in an amount exceeding the Available Asset Sale Proceeds,
Senior Notes of tendering holders will be repurchased on a pro rata basis
(based on amounts tendered).

          The notice, which shall govern the terms of the Excess Proceeds Offer, shall include such disclosures as are required by law and shall state:

          (a)  that the Excess Proceeds Offer is being made pursuant to this
Section 4.10;

          (b) the purchase price (including the amount of the accrued interest, if any) for each Senior Note, the Excess Proceeds Offer Termination Date and the Excess Proceeds Offer Payment Date;

          (c) that any Senior Note or portion thereof not validly tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company defaults in making payment as provided for in this Indenture and the Senior Notes, any Senior Note or portion thereof accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Offer Payment Date;

          (e) that holders electing to have Senior Notes or portions thereof purchased pursuant to an Excess Proceeds Offer will be required to surrender their Senior Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Excess Proceeds Offer Termination Date, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Senior Notes completed, and must complete any form of letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that holders of Senior Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Excess Proceeds Offer Termination Date, a tested telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Senior Notes the holder delivered for purchase, the Senior Note certificate number (if any) and a statement that such holder is withdrawing his election to have such Senior Notes purchased;

          (g) that if Senior Notes in a principal amount in excess of the Available Asset Sale Proceeds are validly tendered pursuant to the Excess Proceeds Offer, the Company shall purchase Senior Notes on a pro rata basis among the Senior Notes tendered (with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

          (h) that holders whose Senior Notes are purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered;

          (i) the instructions that holders must follow in order to tender their Senior Notes; and

          (j) the calculation used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Senior Notes.

          On the Excess Proceeds Offer Payment Date, the Company shall (i) accept for payment Senior Notes or portions thereof validly tendered pursuant to the Excess Proceeds Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Senior Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Senior Notes so accepted together with an Officers' Certificate setting forth the Senior Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the holders of Senior Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and issue and the Trustee shall promptly authenticate and mail or deliver to such holders a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note surrendered. Any Senior Notes not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

          In the event an offer is made to repurchase the Senior Notes pursuant to an Excess Proceeds Offer, and holders of Senior Notes exercise their right to require the Company to purchase Senior Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirement of Rule 14e-1 as then in effect with respect to such repurchase.

          Section 4.11   LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

          The Company will not (a) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary (other than in connection with Indebtedness incurred pursuant to Section 4.05 of this Indenture as permitted by clause (a) of the definition of "Permitted Indebtedness") or (b) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly-Owned Subsidiary of the Company (other than director's qualifying shares in an amount not in excess of 1% of the total outstanding shares of such Person). The foregoing restrictions shall not apply to an asset sale made in compliance with Section 4.10 of this Indenture or the issuance of Preferred Stock in compliance with Section 4.12 of this Indenture.

          Section 4.12 LIMITATION ON RESTRICTED SUBSIDIARY DEBT AND PREFERRED STOCK.

          The Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) or issue any Preferred Stock other than, without duplication:

       (a) (1) Purchase Money Indebtedness and Capitalized Lease Obligations incurred in the ordinary course of business in a principal amount outstanding at the time of incurrence which does not in the aggregate exceed $15,000,000 at any time outstanding;

            (2) Indebtedness incurred or incurrable under any Guarantee of any Restricted Subsidiary made in the ordinary course of business and not to exceed $10,000,000 at any time outstanding; and

            (3) Indebtedness incurred or incurrable pursuant to a Local Marketing Agreement, for a television station located outside of the continental United States and operated in a country, a territory or a possession in which the Company owns and operates a television station on the date of this Indenture, in an amount as determined in accordance with GAAP, not to exceed $50,000,000 at any time outstanding;

provided, however, that (A) after giving effect to the incurrence of any Indebtedness pursuant to this clause (a) of this Section 4.12 and the receipt and application of the proceeds thereof, the ratio of the total Indebtedness of the Company's Restricted Subsidiaries (excluding Indebtedness incurred by any Restricted Subsidiary pursuant to clause (b), (f) or (h) of this Section 4.12), on a combined consolidated basis, to the Company's EBITDA (determined on a pro forma basis for the preceding four fiscal quarters of the Company for which financial statements are available at the date of determination) is less than
3.0 to 1 , determined by giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four fiscal quarters; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four full fiscal quarters (and all Indebtedness incurred and the receipt and application of proceeds thereof and all Indebtedness repaid or retired since the end of the most recently completed fiscal quarter of the Company for which a balance sheet is available preceding the date of determination) as if such incurrence (and, if applicable, the application of proceeds), repayment and retirement occurred at the beginning of such four fiscal quarters; (iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such four fiscal quarters; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four fiscal quarters, assuming such acquisition, disposition or repayment had been consummated on the first day of such four fiscal quarters, and (B) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness;

          (b) Indebtedness of any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary issued to and held by the Company or a Wholly-Owned Restricted Subsidiary of the Company, provided that such Indebtedness or Preferred Stock is at all times held by the Company or a Wholly-Owned Restricted Subsidiary of the Company;

          (c) Indebtedness of any Restricted Subsidiary under Currency Agreements and Interest Rate Protection Agreements which are entered into for the purpose of protection against risk of currency or interest rate fluctuations affecting any Restricted Subsidiary in its ordinary course of business or that are related to payment obligations of any Restricted Subsidiary otherwise permitted under this Indenture;

          (d) Indebtedness or Preferred Stock of any Restricted Subsidiary remaining outstanding immediately after the Issue Date after giving effect to the consummation of the transactions described in the Prospectus under "Use of Proceeds";

          (e) Indebtedness incurred or incurrable in respect of reimbursement obligations related to letters of credit, banker's acceptances or similar facilities entered into in the ordinary course of business;

          (f) Indebtedness incurred or incurrable by Telemundo of Chicago, Inc. and Harriscope of Chicago, Inc. pursuant to Section 3.5(a) of the Joint Venture Agreement;

          (g) Indebtedness in respect to bids, performance and surety bonds and obligations provided in the ordinary course of business and appeal bonds;

          (h) Acquired Indebtedness, provided that such Indebtedness was not incurred or issued as a result of or in connection with or in anticipation of such Person becoming a Restricted Subsidiary of the Company and immediately after giving effect to such Person becoming a Restricted Subsidiary of the Company (as if such Indebtedness was incurred and issued on the first day of the four quarter period) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.05 of this Indenture;

          (i) Indebtedness incurred by a Restricted Subsidiary in exchange for, or the proceeds of which are used to refinance Indebtedness referred to in clause (a)(1) and clauses (c) through (g) of this Section 4.12, provided that
(i) such Indebtedness is in an aggregate principal amount not in excess of the aggregate principal amount then outstanding of the Indebtedness being refinanced, plus the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting payment provisions on such Indebtedness being refinanced, plus the reasonable, customary expenses, fees, and costs of the Company incurred in connection with such refinancing, (ii) such Indebtedness is scheduled to mature either (A) no earlier than the Indebtedness being refinanced or (B) after the Stated Maturity of the Senior Notes, and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced; and

          (j) Indebtedness of any Restricted Subsidiary evidenced by or arising under the Loan and Security Agreement.

          Section 4.13   LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

          The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless (a) the net proceeds received in such Sale and Lease-Back Transaction are at least equal to the fair market value of the property sold; (b) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with Section 4.05 of this Indenture; and (c) the Company shall apply or cause to be applied the Asset Sale Proceeds of such transaction in accordance with
Section 4.10 of this Indenture.

          Section 4.14   CHANGE OF CONTROL.

          Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Senior Notes at a purchase price equal to 101% of the Accreted Value thereof plus any accrued and unpaid interest thereon to the Change of

Control Payment Date (as hereinafter defined) (such purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 4.14.

          Within 30 days of the occurrence of a Change of Control, the Company also shall (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (b) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Senior Notes, at the address appearing in the register maintained by the Registrar of the Senior Notes, a notice stating:

       (i)  that the Change of Control Offer is being made pursuant to this
     Section 4.14 and that all Senior Notes validly tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

      (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));

     (iii) that any Senior Note or portion thereof not validly tendered will continue to accrue interest in accordance with the terms thereof;

      (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

       (v) that holders accepting the offer to have their Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender the Senior Notes to the Company, a depository if appointed by the Company, or the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Senior Notes completed, and must complete any form of letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

      (vi) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day preceding the Change of Control Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Senior Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Senior Notes purchased;

     (vii) that holders whose Senior Notes are being purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered, provided that each Senior Note purchased and each such new Senior Note issued shall be in denominations of $1,000 and integral multiples thereof;

    (viii) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

      (ix)  the name and address of the Paying Agent.

          On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Senior Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Senior Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Senior Notes so accepted together with an Officers' Certificate stating the Senior Notes or portions thereof validly tendered to the Company. The Paying Agent shall promptly mail or deliver to each holder of Senior Notes so accepted payment in an amount equal to the purchase price for such Senior Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail or deliver to such holder, a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered; provided that each such new Senior Note shall be issued in denominations of $1,000 and integral multiples thereof.

          If the Company or any Subsidiary thereof has issued any outstanding
(i) Indebtedness that is subordinated in right of payment to the Senior Notes or
(ii) Preferred Stock and the Company or such Subsidiary is required to repurchase, or make an offer to repurchase, such Indebtedness, or redeem, or make the offer to redeem, such Preferred Stock, in the event of a Change of Control or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Senior Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Senior Notes.
The Company will not issue Indebtedness or Preferred Stock that is subordinated in right of payment to the Senior Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Senior Notes in the event of a Change of Control under this Indenture.

          In the event that a Change of Control occurs and the holders of Senior Notes exercise their right to require the Company to purchase Senior Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

            Section 4.15      CONTINUED EXISTENCE.

          Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

          Section 4.16   TAXES.

          The Company shall pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to do so (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

          Section 4.17   STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the Company's obligation to pay the Senior Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Senior Notes, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

          Section 4.18   INVESTMENT COMPANY ACT.

          The Company, as of the Issue Date, is not and shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

          Section 4.19   APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE.


          The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08 of this Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

          Section 4.20   FURTHER INSTRUMENTS AND ACTS.

          Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purpose of this Indenture.

                                    ARTICLE 5

                                   SUCCESSORS

          Section 5.01   WHEN THE COMPANY MAY MERGE, ETC.

          The Company will not consolidate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of relation transactions), to any Person (other than the merger or transfer of assets of a Wholly-Owned Restricted Subsidiary of the Company into another Wholly-Owned Restricted Subsidiary of the Company or into the Company) unless:

          (a) the Company shall be the surviving or continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are sold, assigned, transferred, leased, conveyed or disposed of shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Senior Notes and this Indenture, and the obligations under this Indenture shall remain in full force and effect;

          (b) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

          (c) immediately after giving effect to such transaction on a pro forma basis, the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.05 of this Indenture and immediately after such transaction, the Company or the surviving Person holds all material permits, licenses, certifications or approvals required for operation of the business of the Company as the same is conducted prior to such transaction and immediately thereafter.

          In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.01, the Company or such Person shall deliver, or cause to be delivered, to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          Section 5.02   SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any such consolidation, merger, sale, assignment, conveyance, lease or transfer in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Senior Notes.

          Section 5.03   PURCHASE OPTION ON CHANGE OF CONTROL.

          This Article 5 does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 4.14 of this Indenture.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

          Section 6.01   EVENTS OF DEFAULT.

          An "Event of Default" with respect to any Senior Notes occurs if:

          (a) the Company defaults in the payment of principal of, or premium, if any, on the Senior Notes when the same becomes due and payable at its Stated Maturity, upon redemption, upon acceleration or otherwise, including, without limitation, failure of the Company to redeem or purchase Senior Notes on the date required pursuant to Section 4.10 or 4.14 of this Indenture or failure to make any optional redemption payment when due; or

          (b) the Company defaults in any payment of any interest on the Senior Notes when the same becomes due and payable (including any interest payable in connection with any optional redemption payment) and continuance of such default for more than 30 days; or

          (c) the Company or any Restricted Subsidiary fails to observe, perform or comply with any covenant or agreement (other than the obligations specified in clauses (a) and (b) of this Section 6.01) in the Senior Notes or this Indenture for a period of 60 days after the receipt of written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding Senior Notes; or

          (d) default in the payment when due after any applicable grace period of principal, interest or premium with respect to any Indebtedness of the Company or any

Restricted Subsidiary thereof or the acceleration of any Indebtedness of the Company or any Restricted Subsidiary, and, in either case, the total amount of such unpaid or accelerated debt exceeds $5,000,000; or

          (e) the rendering of any judgment or judgments (not subject to appeal and other than any judgment as to which an insurance company rated A - or better by A. M. Best has accepted full liability) against the Company or any Restricted Subsidiary thereof in an aggregate principal amount in excess of $5,000,000 which remains unstayed, in effect and unpaid for a period of 60 consecutive days thereafter; or

          (f) the Company or any Restricted Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

            (1)     commences a voluntary case,

            (2) consents to the entry of an order for relief against it in an involuntary case,

            (3) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

            (4)     makes a general assignment for the benefit of its creditors;
          or

          (g) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

            (1) is for relief against the Company or any Restricted Subsidiary in an involuntary case,

            (2) appoints a Custodian of the Company or any Restricted Subsidiary for all or substantially all of its property, or

            (3) orders the liquidation of the Company or any Restricted Subsidiary,

and the order or decree remains unstayed and in effect for 60 days.

          The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A notice under clause (c) of this Section 6.01 must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

          Section 6.02   ACCELERATION.

          If an Event of Default (other than an Event of Default specified in clauses (f) and (g) of Section 6.01 of this Indenture) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the then outstanding Senior Notes, by written notice to the Company and the Trustee, may declare to be immediately due and payable the entire Accreted Value of all the Senior Notes then outstanding, plus accrued interest to the date of acceleration. Upon such declaration such principal amount, premium, if any, and accrued and unpaid interest shall be immediately due and payable notwithstanding anything contained in this Indenture or the Senior Notes to the contrary. If an Event of Default with respect to the Company specified in clauses (f) or (g) of
Section 6.01 of this Indenture shall occur, Accreted Value, premium, if any, and accrued and unpaid interest with respect to all of the Senior Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or the holders of Senior Notes.

          The holders of a majority in principal amount of the then outstanding Senior Notes by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal and premium, if any, and interest on the Senior Notes which has become due solely by virtue of such acceleration have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction obtained by the Trustee. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          Section 6.03   OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          Section 6.04   WAIVER OF PAST DEFAULTS.

          The holders of a majority in aggregate principal amount of the Senior Notes then outstanding may, on behalf of the holders of all the Senior Notes, waive an existing Default or Event of Default and its consequences, except a Default or an Event of Default in the payment of the principal of or interest on the Senior Notes held by non-consenting holders (other than nonpayment of principal of and premium, if any, or interest on the Senior Notes which has become due solely by virtue of an acceleration which has been duly rescinded, as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all holders of Senior Notes. When a Default is waived, it shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose under this Indenture. No waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 6.05   CONTROL BY MAJORITY.

          The holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other holders of Senior Notes or that may involve the Trustee in personal liability; provided that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

          Section 6.06   LIMITATION ON SUITS.

          A holder of a Senior Note may not pursue any remedy with respect to this Indenture or the Senior Notes unless:

          (a) the holder gives to the Trustee notice of a continuing Event of Default;

          (b) the holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

          (c) such holder or holders offer and, if requested, provide to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

          A holder of a Senior Note may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

          Section 6.07   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any holder of a Senior Note to receive payment of principal and interest on the Senior Note, on or after such respective due dates expressed in the Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holder of a Senior Note.

          Section 6.08   COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01(a) or (b) of this Indenture occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Senior Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          Section 6.09   TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of Senior Notes allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the holders of the Senior Notes in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each holder of Senior Notes to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section
7.07 of this Indenture. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Senior Note any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

          Section 6.10   PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.07 of this Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

          Second: to holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium, if any, and interest, respectively; and

          Third:  to the Company.

          Except as otherwise provided in Section 2.12 of this Indenture, the Trustee may fix a record date and payment date for any payment to holders of Senior Notes.

          Section 6.11   UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.
This Section 6.11 does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 of this Indenture or a suit by holders of more than 10% in principal amount of the then outstanding Senior Notes.


                                    ARTICLE 7

                                   THE TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

          Section 7.01   DUTIES OF THE TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of Default:

            (i) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

           (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 of this Indenture.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that is in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

          Section 7.02   RIGHTS OF THE TRUSTEE.

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by Officers of the Company.

          (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (g) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Senior Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          Section 7.03   INDIVIDUAL RIGHTS OF THE TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to and must comply with Sections 7.10 and 7.11 of this Indenture.

          Section 7.04   TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Notes and it shall not be responsible for any statement or recital herein or any statement in the Senior Notes or any other document in connection with the sale of the Senior Notes or pursuant to this Indenture other than its certificate of authentication.

          Section 7.05   NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each holder of a Senior Note a notice of the Default or Event of Default within 60 days after it occurs. A Default or an Event of Default shall not be considered known to the Trustee unless it is a Default or Event of Default in the payment of principal or interest when due under Section 6.01(a) or (b) of this Indenture or the Trustee shall have received notice thereof, in accordance with this Indenture, from the Company or from the holders of a majority in principal amount of the outstanding Senior Notes. Except in the case of a Default or Event of Default in payment of principal or premium, if any, or interest on any Senior Note, the Trustee may withhold the notice if and so long as a committee of its Trust officers in good faith determines that withholding the notice is in the interest of the holders of Senior Notes.

          Section 7.06   REPORTS BY THE TRUSTEE TO HOLDERS.

          Within 60 days after the reporting date stated in Section 10.10 of this Indenture, the Trustee shall mail to holders of Senior Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee shall also comply with TIA Section 313(b) and TIA Section 313(c).

          A copy of each report at the time of its mailing to holders of Senior Notes shall be filed with the Commission and each stock exchange, if any, on which the Senior Notes are listed. The Company shall notify the Trustee when the Senior Notes are listed on any stock exchange.

          Section 7.07   COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain one separate counsel and the Company shall pay the reasonable fees and expenses of such separate counsel. The indemnification herein extends to any settlement, provided that the Company will not be liable for any settlement made without its consent.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own wilful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section 7.07 of this Indenture, the Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Notes. Such Liens shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) of this Indenture occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          Section 7.08   REPLACEMENT OF THE TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign at any time by so notifying the Company. The holders of a majority in principal amount of the Senior Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 of this Indenture;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the holders of at least 25% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee provided such corporation or association shall be otherwise eligible and qualified under this Article.

          If the Trustee after written request by any holder of a Senior Note who has been a holder for at least six months fails to comply with Section 7.10 of this Indenture, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders of Senior Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 of this Indenture. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08 of this Indenture, the Company's obligations under Section 7.07 of this Indenture shall continue for the benefit of the retiring Trustee.

          Section 7.09   SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee provided such corporation or association shall be otherwise eligible and qualified under this Article.

          Section 7.10   ELIGIBILITY, DISQUALIFICATION.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a) of this Indenture. The Trustee shall always have a combined capital and surplus as stated in Section 10.10 of this Indenture. The Trustee is subject to TIA Section 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          Section 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship set forth in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8

                     SATISFACTION AND DISCHARGE OF INDENTURE

          Section 8.01   TERMINATION OF COMPANY'S OBLIGATIONS.

       (a) This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 and 8.03 of this Indenture shall survive) when all outstanding

Senior Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Senior Notes that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate its obligations under this Indenture (except the Company's obligations under Sections 7.07 and 8.03 of this Indenture) if, under terms satisfactory to the Trustee: (a) the Senior Notes have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption, or are to be called for redemption under arrangements satisfactory to the Trustee for the giving of a notice of redemption in the name of the Company, within one year); and (b) the Company irrevocably deposits in trust with the Trustee money or United States Government Obligations (defined below in this Section 8.01), or a combination thereof, sufficient, without consideration of the reinvestment of interest, to pay principal and interest on the Senior Notes to maturity or upon redemption, as the case may be. The Company may make the deposit only during the one year period.

          However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 7.07, 7.08, 8.03 and 8.04 of this Indenture shall survive until the Senior Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07 and 8.03 of this Indenture shall survive.

          After a deposit made pursuant to this Section 8.01, the Trustee upon request of the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above and the Trustee's and Paying Agent's obligations in Section 8.03 of this Indenture shall survive.

          In addition, the Company may elect to have either clause (b) or clause
(c) below be applied to the outstanding Senior Notes upon compliance with the conditions set forth in clause (d) below.

       (b)  Upon the Company's exercise under the last sentence of paragraph
(a) above of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Senior Notes on the date the conditions set forth below are satisfied ("legal defeasance"). For this purpose, legal defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purpose of the Sections of and matters under this Indenture referred to in subclauses (i), (ii), (iii) and (iv) of this clause
(b), and to have satisfied all its other obligations under such Senior Notes and this Indenture insofar as such Senior Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of holders of outstanding Senior Notes to receive solely from the trust fund described in clause (d) below and as more fully set forth in such clause, payments in respect of the principal of, and premium, if any, and interest on such Senior Notes when such payments are due,
(ii) the Company's obligations with respect to such Senior Notes when such payments are due, (iii) the Company's obligations with respect to such Senior Notes under Sections 2.03, 2.05, 2.06, 2.07 and 4.04 of this Indenture, and, with respect to the Trustee, under Section 7.07 of this Indenture, (iv) the rights, powers, trusts, duties and immunities of the Trustee hereunder, (v) the right of the Company to redeem the Senior Notes pursuant to clauses 5(a) or 5(b) of the Senior Notes, and (vi) this Section 8.01 and Sections 8.03 and 8.04 of this Indenture. Subject to compliance with this Section 8.01, the Company may exercise its option under this clause (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Senior Notes.

       (c) Upon the Company's exercise under the last sentence of clause (a) of the option applicable to this clause (c), the Company shall be released and discharged from its obligations under any covenant contained in Article 4 (except for Sections 4.01 and 4.04 of this Indenture) and Article 5 with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied ("covenant defeasance"), and the Senior Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of holders of Senior Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Senior Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 of this Indenture but, except as specified above, the remainder of this Indenture (including without limitation obligations set forth in Sections 8.03 and 8.04 of this Indenture) and such Senior Notes shall be unaffected thereby.

         (d) The following shall be the conditions to the application of either clause (b) or (c) above to the outstanding Senior Notes:

               (i) the Company has irrevocably deposited in trust with the Trustee or, at the option of the Trustee, with a trustee, satisfactory to the Trustee and the Company, under terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, cash in United States dollars, United States Government Obligations, or a combination thereof, sufficient, without consideration of the reinvestment of interest, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certificate delivered to the Trustee, to pay at maturity principal and interest on the Senior Notes; provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such United States Government Obligations to the Trustee and (B) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such United States Government Obligations to the payment of said principal and interest with respect to the Senior Notes;

               (ii) in the case of an election under clause (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel reasonably acceptable to the Trustee stating that (A) the Company has received from, or there has been published by, the Internal

Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such legal defeasance had not occurred;

               (iii) in the case of an election under clause (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel reasonably acceptable to the Trustee (A) to the effect that the holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such covenant defeasance had not occurred or (B) that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the foregoing effect;

               (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

               (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under any material agreement or instrument to which the Company or any of its subsidiaries is bound;

               (vi) The Company shall deliver to the Trustee an Opinion of Counsel to the effect that after the ninety-first day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion is given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to holders of the Senior Notes, the Trustee will hold, for the benefit of such holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise and (B) such holders will be entitled to receive adequate protection of their interest in such trust funds if such trust funds are used.

               (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

               (viii) The Company shall have delivered to the Trustee an Opinion of Counsel stating that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

               (ix) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent provided for relating to the legal defeasance under clause
          (b) above or the covenant defeasance under clause (c) above, as the case may be, have been complied with.

          After such irrevocable deposit made pursuant to this Section 8.01 (and satisfaction of the other conditions set forth herein), the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

          As used herein, "United States Government Obligations" means obligations for which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Senior Notes at a future date in accordance with Article 3.

          Section 8.02   APPLICATION OF TRUST MONEY.

          The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 8.01 of this Indenture. It shall apply the deposited money and the money from United States Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Senior Notes.

          Section 8.03   REPAYMENT TO COMPANY.

          The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          Section 8.04   REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.02 of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 of this Indenture until such time as the Trustee or Paying Agent is permitted to apply all such money or United States Government Obligations in accordance with Section 8.02 of this Indenture; provided, however, that if the Company makes any payment of interest on or principal of any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Senior Notes to receive such payment from the money or United States Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                   AMENDMENTS

          Section 9.01   WITHOUT THE CONSENT OF HOLDERS.

          The Company and the Trustee may amend or modify this Indenture (including the terms and conditions of the Senior Notes) without notice to or the consent of any holder of Senior Notes for the purpose of:

          (a) adding to the covenants of the Company for the benefit of the holders of Senior Notes;

          (b)  surrendering any right or power conferred upon the Company;

          (c) evidencing the succession of another Person to the Company and the assumption of such successor of the covenants and obligations of the Company hereunder and in the Senior Notes as permitted herein;

          (d) curing any ambiguity, or correcting or supplementing any defective provision contained herein or making any changes in any other provisions of this Indenture which the Company and the Trustee deem necessary or desirable and which, in either case, will not adversely affect the interests of the holders of Senior Notes.

          Section 9.02   WITH THE CONSENT OF HOLDERS.

          Subject to Section 6.07 of this Indenture, the Company and the Trustee may amend this Indenture or the Senior Notes with the written consent of the holders of not less than a majority in aggregate principal amount of the then outstanding Senior Notes.

          Subject to Sections 6.04 and 6.07 of this Indenture, the holders of a majority in principal amount of the Senior Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Senior Notes.

          However, without the consent of each holder of a Senior Note affected, an amendment or waiver under this Section 9.02 may not:

          (a) reduce the amount of Senior Notes whose holders must consent to an amendment, supplement or waiver;

          (b) reduce the rate of or extend the time for payment of, interest, including defaulted interest, on any Senior Notes;

          (c) reduce the principal of or premium on or change the fixed maturity of any Senior Note or alter the redemption provisions with respect thereto;

          (d) make the principal of or premium, if any, or interest on, any Senior Note payable in money other than as provided for in this Indenture and the Senior Notes;

          (e) waive a continuing default in the payment of the principal of or premium, if any, interest on, or redemption or repurchase payment with respect to, any Senior Note, including, without limitation, a continuing failure to make payment when required upon a Change of Control or after an Asset Sale Offer Trigger Date;

          (f) after the Company's obligation to purchase the Senior Notes arises hereunder, to then amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer in the event of a Change of Control or an Asset Sale Offer in the event of an Asset Sale offer Trigger Date or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers; or

          (g) make any change in provisions relating to waivers of defaults, the abilities of holders of Senior Notes to enforce their rights hereunder or the provisions of clauses (a) through (g) of this Section 9.02.

          To secure a consent of the holders under this Section 9.02, it shall not be necessary for such holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to holders of Senior Notes a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notices or any defect therein, shall not, however in any way impair or affect the validity of such amendment or waiver.

          Section 9.03   COMPLIANCE WITH THE TRUST INDENTURE ACT.

          Every amendment to this Indenture or the Senior Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

          Section 9.04   REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment or waiver becomes effective, a consent to it by a holder of a Senior Note is a continuing consent by the holder and every subsequent holder, of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such holder or subsequent holder may revoke the consent as to his or her Senior Note or portion of a Senior Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the holders of the requisite principal amount of Senior Notes have consented to the amendment or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from holders of the principal amount of Senior Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

          After an amendment or waiver becomes effective it shall bind every holder, unless it is of the type described in any of clauses (a) through (g) of
Section 9.02 of this Indenture. In such case, the amendment or waiver shall bind each holder of a Senior Note who has consented to it.

          Section 9.05   NOTATION ON OR EXCHANGE OF SENIOR NOTES.

          Senior Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Senior Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Senior Notes. Any failure to make the appropriate notation or issue a new Senior Note shall not affect the validity of the supplemental indenture.

          Section 9.06   TRUSTEE PROTECTED.

          The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if such amendment, waiver or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment, waiver or supplemental indentures the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE 10

                               GENERAL PROVISIONS

          Section 10.01  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

          Section 10.02  NOTICES.

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), facsimile or overnight air couriers guaranteeing next day delivery, to the other's address stated in Section 10.10 of this Indenture. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to holders of Senior Notes) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when transmission confirmed, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a holder of a Senior Note shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.

          If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company sends a notice or communication to holders of Senior Notes, it shall send a copy to the Trustee and each Agent at the same time.

          All other notices or communications shall be in writing.

          Section 10.03  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

          Holders of Senior Notes may communicate pursuant to TIA Section 312(b) with other holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          Section 10.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 of this Indenture) stating that, in the opinion of such person, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 of this Indenture) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

          Section 10.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

          (a) a statement that the person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that the opinion with respect to the matters upon which his certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an Officer or Officers of the Company, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

          Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid is erroneous.

          Section 10.06  RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or a meeting of holders of Senior Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 10.07  LEGAL HOLIDAYS.

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York are not required to be open, and a "Business Day" is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          Section 10.08  NO RECOURSE AGAINST OTHERS.

          No director, officer, employee or stockholder, as such, of the Company from time to time shall have any liability for any obligations of the Company under the Senior Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Senior Note waives and releases all such liability. This waiver and release are part of the consideration for the Senior Notes. Each of such directors, officers, employees and stockholders is a third party beneficiary of this Section 10.08 of this Indenture.

          Section 10.09  COUNTERPARTS.

          This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 10.10  OTHER PROVISIONS.

          The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

          The first certificate pursuant to Section 4.03 of this Indenture shall be for the first full fiscal quarter of the Company following the issuance of Senior Notes hereunder.

          The reporting date for Section 7.06 of this Indenture is ______________ of each year. The first reporting date is the first
_________________ following the issuance of Senior Notes hereunder.

          The Trustee shall always have, or shall be a Subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

          The Company's address is:

            Telemundo Group, Inc.
            2290 West 8th Avenue
            Hialeah, Florida  33010
            Attention:  Chief Financial Officer
            Facsimile:  (305) 889-7999
            Telephone:  (305) 884-8200

          The Trustee's address is:

            Bank of Montreal Trust Company
            77 Water Street
            New York, New York  10005
            Attention:  Corporate Trust Department
            Facsimile:  (212) 701-7684
            Telephone:  (212) 701-7600


          Section 10.11  GOVERNING LAW.

          The internal laws of the State of New York shall govern this Indenture and the Senior Notes, without regard to the conflict of laws provisions thereof.

          Section 10.12  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 10.13  SUCCESSORS.

          All agreements of the Company in this Indenture and the Senior Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          Section 10.14  SEVERABILITY.

          In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 10.15  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

                    SIGNATURES

                    TELEMUNDO GROUP, INC.

                    By:
                       ---------------------------
                    Name:
                    Title:


Attest:


----------------------------
Secretary

                         BANK OF MONTREAL TRUST COMPANY

By:
   ----------------------------
Name:
Title:


Attest:


---------------------------

                                    EXHIBIT A

                               (Face of Security)


No.                                                                  $
   ------------------                                                     CUSIP

                              TELEMUNDO GROUP, INC.
                           _____% SENIOR NOTE DUE 2006

promises to pay to

or registered assigns,

the principal sum of                                    Dollars on _______, 2006

Interest Payment Dates:  _______  and ________

Regular Record Dates:    ________ and ________

Certificate of Authentication

This Senior Note is one of the Senior Notes issued pursuant to the within-mentioned Indenture.


BANK OF MONTREAL TRUST                            TELEMUNDO GROUP, INC.
COMPANY
as Trustee



By                                                By
  ----------------------------                      ----------------------------
                                                        President and Chief
                                                         Executive Officer

Dated:

                                                  By
                                                    ----------------------------
                                                        Secretary

                                     (SEAL)

                               (Back of Security)

                              TELEMUNDO GROUP, INC.

                          ______% SENIOR NOTE DUE 2006

             1. INTEREST. Telemundo Group, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount at Stated Maturity of this Senior Note semiannually on ________ and ___________ of each year, at the rate of ___% per annum through and including ____________, 1999, and at the rate of ___% per annum after ______, 1999 until maturity. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance of the Senior Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

             2. METHOD OF PAYMENT. The Company will pay interest on the Senior Notes (except defaulted interest) to the person in whose name each Senior
Note is registered at the close of business on the ____________ or ____________ immediately preceding the relevant interest payment date even though Senior Notes are cancelled after such record date and on or before the interest payment date. Holders must surrender Senior Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by check payable in such money, and may mail such check to the holder's registered address.

             3. PAYING AGENT AND REGISTRAR. Bank of Montreal Trust Company, a New York banking corporation (together with any successor trustee under the Indenture referred to below, the "Trustee"), will act as Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its Subsidiaries may act in any such capacity.

             4. INDENTURE. The Company issued the Senior Notes under an Indenture dated as of February __, 1996 (the "Indenture") between the Company and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture. The Senior Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and such Act for a statement of such terms. The Senior Notes are unsecured general obligations of the Company limited to $________________ in aggregate principal amount. Capitalized terms not defined below have the same meaning as is given to them in the Indenture.

             5.     REDEMPTION PROVISIONS.

          (a) Optional Redemption. Except as set forth below, the Senior Notes are not redeemable at the Company's option prior to _________, 2001.
Thereafter, the Senior Notes will be subject to redemption at the option of the Company, as a whole at any time or in part from time to time, at the following Redemption Prices, expressed as percentages of the Accreted Value of the Senior Notes, set forth below, plus accrued and unpaid interest, if any, to the Redemption Date:



               IF REDEEMED DURING THE PERIOD                     PERCENTAGE
               -----------------------------                     ----------

     From ____________, 2001 through ____________, 2002. . . .        %
     From ____________, 2002 through ____________, 2003. . . .        %
     From ____________, 2003 through ____________, 2004. . . .        %
     From ____________, 2004 and thereafter. . . . . . . . . .     100.00%

          (b) Redemption After Common Stock Offerings. Notwithstanding the foregoing, at any time prior to _____, 1999, the Company may, at its option, on one or more occasions, redeem up to 35% of the aggregate outstanding principal amount of the Senior Notes with the Net Proceeds of one or more Common Stock Offerings at the redemption prices, expressed as percentages of the Accreted Value of the Senior Notes, set forth below, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that after any such redemption at least $________________ of the aggregate principal amount at Stated Maturity of the Senior Notes remains outstanding:




               IF REDEEMED DURING THE PERIOD                     PERCENTAGE
               -----------------------------                     ----------



From ____________, 1996 through ____________, 1997 . . . . . .        %
From ____________, 1997 through ____________, 1998 . . . . . .        %
From ____________, 1998 through ____________, 1999 . . . . . .        %

             6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the date fixed for redemption to each holder of Senior Notes to be redeemed at his or her registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. In the event of a redemption of less than all of the Senior Notes, the Senior Notes will be chosen for redemption by the Trustee by lot or by any other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. On and after the Redemption Date interest ceases to accrue on Senior Notes or portions of them called for redemption (unless the Company defaults in the payment of the Redemption Price). If this Senior Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Senior Note is registered at the close of business on such record date.

             7. CHANGE OF CONTROL. Upon a Change of Control, the Company shall make a Change of Control Offer to purchase all outstanding securities at a price equal to 101% of the Accreted Value of the Senior Notes, plus accrued and unpaid interest to the date of purchase; such offer to be made as provided in the Indenture. To accept the Change of Control Offer, the holder hereof must comply with the terms thereof, including surrendering this Senior Note, with the "Option of Holder to Elect Purchase" portion hereof completed to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Change of Control Offer mailed to holders as provided in the Indenture, prior to termination of the Change of Control Offer.

             8. ASSET SALES. In the event that the Company accumulates more than $10,000,000 of Available Asset Sale Proceeds, the Company must apply such Available Asset Sale Proceeds at a purchase price in cash equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of repurchase; such offer to be made as provided in the Indenture.
To accept such an offer, the holder hereof must comply with the terms thereof including surrendering this Senior Note, with the "Option of Holder to Elect Purchase" portion hereof completed to the Paying Agent, at the address specified in the notice of such offer made to holders as provided in the Indenture prior to the termination of such offer.

             9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or before a mailing of notice of an offer to repurchase under the Indenture.

            10. PERSONS DEEMED OWNERS. The registered holder of a Senior Note may be treated as its owner for all purposes.

            11. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Senior Notes may be amended with the consent of the holders of at least a majority in principal amount of the then outstanding Senior Notes and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Senior Notes. Without the consent of any holder, the Indenture or the Senior Notes may be amended to: add to the covenants of the Company for the benefit of the holders; surrender any right or power conferred upon the Company; evidence the succession of another person to the Company and the assumption by such successor of the covenants and obligations of the Company thereunder and in the Senior Notes as permitted in the Indenture; and cure any ambiguity or correct or supplement any defective provision herein or make any changes in any other provisions of the Indenture which the Company and the Trustee deem necessary or desirable and which in either case will not adversely affect the interest of the holders of the Senior Notes.

            12. DEFAULTS AND REMEDIES. An Event of Default includes in summary form: default for 30 days in payment of interest on the Senior Notes; default in payment of principal of or premium if any, on the Senior Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Senior Notes; certain defaults under and accelerations prior to maturity of certain indebtedness; certain final judgments which remain undischarged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Notes become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Senior Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish quarterly compliance certificates to the Trustee.

            13. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

            14. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the Senior Notes.

            15. AUTHENTICATION. This Senior Note Shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            16. ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

          The Company will furnish to any holder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Telemundo Group, Inc., 2290 West 8th Avenue, Hialeah, Florida 33010.

                                 ASSIGNMENT FORM


If you the holder want to assign this Senior Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Senior Note to ______________________________
______________________________________________________________________________

(Insert assignee's social security or tax ID number)__________________________


______________________________________________________________________________
______________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint__________________________________ agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.

Date:                         Your signature:
     --------------------                    ---------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Senior
                                             Note)

Signature Guarantee*:
                     --------------------------------------------------------











--------------------------------------------------------------------------------
* Your signature must be guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city where the principal office of the registrar is located or by a member of a national securities exchange.

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Senior Note purchased by the Company pursuant to Sections 4.10 or 4.14 of the Indenture, check the Box:

          If you wish to have a portion of this Senior Note purchased by the Company pursuant to Sections 4.10 or 4.14 of the Indenture, state the amount in multiples of $1,000:

     $
      -------------------
Date:
     -------------------------------

Your signature:
               -----------------------------------------------
                       (Sign exactly as your name appears
                     on the other side of this Senior Note)

Signature Guarantee*:
                     ------------------------------------------
















--------------------------------------------------------------------------------
* Your signature must be guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city where the principal office of the registrar is located or by a member of a national securities exchange.